EXHIBIT 22.1 Subsidiary Registered Security Guarantor Status Summit Midstream Holdings, LLC Senior Notes Co-Issuer, Not a guarantor Summit Midstream Finance Corp. Senior Notes Co-Issuer, Not a guarantor Summit Midstream Partners, LP Senior Notes Joint and Several, Fully and Unconditionally Grand River Gathering, LLC Senior Notes Joint and Several, Fully and Unconditionally Red Rock Gathering Company, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit Midstream Niobrara, LLC Senior Notes Joint and Several, Fully and Unconditionally DFW Midstream Services LLC Senior Notes Joint and Several, Fully and Unconditionally Polar Midstream, LLC Senior Notes Joint and Several, Fully and Unconditionally Epping Transmission Company, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit Midstream Marketing, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit Midstream Permian II, LLC Senior Notes Joint and Several, Fully and Unconditionally Mountaineer Midstream Company, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit Midstream OpCo, LP Senior Notes Joint and Several, Fully and Unconditionally Meadowlark Midstream Company, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit Midstream Utica, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit DJ-O, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit DJ-S, LLC Senior Notes Joint and Several, Fully and Unconditionally Summit DJ-O Operating, LLC Senior Notes Joint and Several, Fully and Unconditionally Grasslands Energy Marketing LLC Senior Notes Joint and Several, Fully and Unconditionally SUMMIT MIDSTREAM PARTNERS, LP SUBSIDIARY ISSUERS AND GUARANTORS OF REGISTERED SECURITIES The below chart lists the subsidiary co-issuers and guarantors of the 5.75% senior notes due 2025 (the "Senior Notes").